SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  June 15, 1999
                Date of report (Date of earliest event reported)

                                  NUCLEUS, INC.
             (Exact Name of Registrant as Specified in its Charter)

               0-14039                                 11-2714721
      (Commission File Number)            (I.R.S. Employer Identification No.)



     150 NORTH MICHIGAN AVENUE
         CHICAGO, ILLINOIS                                 60601
(Address of Principal Executive                          (Zip Code)
             Offices)

                                  312/683-9000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Nucleus, Inc. (the "Company") has agreed to acquire Young Data Systems, Inc. ("YDS") in an all stock transaction whereby YDS will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"). The Merger will be effected pursuant to an Agreement and Plan of Merger by and between the Company and YDS, dated as of June 15, 1999 (the "Merger Agreement"). The Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     Subject to the terms and conditions of the Merger Agreement, on the effective date of the Merger, each issued and outstanding shares of common stock of YDS will be converted into the right to receive 1,250 shares of common stock, par value $0.001 per share, of the Company. The consideration paid by the Company was determined on the basis of negotiations between the Company and YDS. The transaction is to be treated as a tax-free reorganization.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Businesses Acquired. The financial statements required to be filed for YDS are not currently available and will be filed by amendment to this Form 8-K no later than 60 days from the date this report is required to be filed.

     (b) Pro Forma Financial Information. The required pro forma financial information will be filed at the time the required financial statements for YDS are filed.

     (c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO.    DESCRIPTION
----------     -----------

2.1 Agreement and Plan of Merger by and between Nucleus, Inc. and Young Data Systems, Inc. dated as of June 15, 1999.

99.1           Press Release dated June 17, 1999

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        NUCLEUS, INC.
                                        (Registrant)

Date:     August 16, 1999               By: /s/ J. Theodore Hartley
                                           ------------------------------------
                                                J. Theodore Hartley,
                                                Executive Vice President and
                                                Chief Financial Officer

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                                INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------

2.1 Agreement and Plan of Merger by and between Nucleus, Inc. and Young Data Systems, Inc. dated as of June 15, 1999.

99.1           Press Release dated June 17, 1999.

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